Exhibit 23.1



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference of our report dated February 16, 2005 accompanying the financial statements of ADA-ES, Inc. which are also incorporated by reference in the following Registration Statements:

Form     Deemed/Declared Effective Date              File No.
----     ------------------------------              --------
S-8      November 13, 2003                           333-110479
S-8      February 6, 2004                            333-112587
S-8      April 16, 2004                              333-114546
S-3      October 29, 2004                            333-119795
S-8      December 14, 2004                           333-121234

of ADA-ES, Inc. and to the use of our name and the statements with respect to us, as appearing under the heading "Exhibits" in such Registration Statements.


/s/ Hein & Associates LLP
-------------------------
HEIN & ASSOCIATES
Denver, Colorado
March 24, 2005